Exhibit 10.14
EXECUTION COPY
SOFTWARE LICENSE AGREEMENT
     This SOFTWARE LICENSE AGREEMENT (“Agreement”) is made and entered into this 22nd day of October, 2007 (“Effective Date”) by and between PEABODY ENERGY CORPORATION, a Delaware corporation located at (“Licensor”) and PATRIOT COAL CORPORATION, a Delaware corporation (“Licensee”).
     WHEREAS, pursuant to section 10.01 of the Separation Agreement, Plan of Reorganization and Distribution, dated as of October 22, 2007, by and between Licensor and Licensee (“Separation Agreement”), Licensor agreed to provide a license to Licensee to certain software and related documentation after the Closing date;
     NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1 — GRANT OF LICENSE
     1.1 Grant of License. Subject to the terms and conditions herein, Licensor hereby grants to Licensee during the Term a fully paid-up, non-exclusive license (i) to install, copy and distribute internally, use and create, improvements, enhancements and modifications (“Improvements”) to the software listed on Schedule A hereto (the “Software”), in each case, solely in connection with Licensee’s operation of its business (subject to Section 8.1 of this Agreement), and (ii) to copy and distribute internally, use and create Improvements to any related documentation developed by Licensor that pertains to the operation of the Software (“Related Documentation”).
     1.2 Third Party Software. The license in Section 1 is conditioned upon Licensee’s prior acquisition, at Licensee’s expense, of a license to all third party software, applications, code or other proprietary data or information set forth on Schedule B (“Third Party Software”) sufficient to enable Licensee to enjoy such license as set forth herein.
     1.3 Provision of Software and Related Documentation. Promptly after the Effective Date, Licensor shall provide Licensee (i) the most current copies of the source code for the Software, if available, (ii) copies of the Software in executable form, and (iii) copies of the Related Documentation. All copies of the Software provided by Licensor to Licensee shall be in computer readable format identical to that used by Licensor in connection with its operation of the Business immediately prior to the Effective Date.
     1.4 Improvements. Licensor may, but is under no obligation to, provide Licensee with Improvements it makes to the Software and Related Documentation after the Effective Date. If Licensor provides Licensee with Improvements, the parties will negotiate in good faith as to the price Licensee will pay Licensor for the Improvements. Licensee may create its own

Improvements to the Software, and all rights and intellectual property rights therein shall be owned by Licensor, provided that such Improvements shall be included in the “Software” licensed under Section 1.1 of this Agreement. Licensee must notify Licensor of any material Improvements it creates to the Software no more than six (6) months after it creates such Improvements and must provide Licensor with copies of all software, applications, code or other proprietary data or information relating to such Improvements.
     1.5 Rights Reserved. All rights not expressly granted to Licensee herein are reserved to Licensor. Licensee disclaims any right to use the Software except in accordance with the express grant provided in this Section 1.
Section 2 — OWNERSHIP OF SOFTWARE
     2.1 Ownership of Software. As between the parties, Licensee agrees that Licensor is the sole and exclusive owner of all right, title and interest, including intellectual property rights, in and to the Software and Related Documentation. Licensee agrees not to directly or indirectly question, attack, contest or in any other manner impugn Licensor’s rights in the Software and Related Documentation or the enforceability of this Agreement, including without limitation, in any action, claim, suit or proceeding (“Action”) in which enforcement of a provision of this Agreement is sought; nor shall Licensee willingly become a party adverse to Licensor in any Action in which a third party contests same.
Section 3 — OBLIGATIONS OF LICENSEE
     3.1 Copyright Notice. Licensee shall not remove any copyright notice or other proprietary or restrictive notice or legend contained or included in the Software or displayed on the Related Documentation and shall reproduce and copy all such notices and legends on any and all permissible copies of the Software or Related Documentation made hereunder.
     3.2 Copying, Distribution and Modification. Licensee shall not distribute the Software or Related Documentation except to its employees who need to use it to operate its business. Without limiting Section 5 of this Agreement, Licensee shall use reasonable efforts to prevent persons from unauthorized copying, access to, or use of the Software and Related Documentation.
     3.3 Compliance with Applicable Laws. Licensee shall, at its sole expense, comply at all times with all applicable laws and regulations pertaining to the use of the Software and Related Documentation.
Section 4 — REPRESENTATIONS AND WARRANTIES
     4.1 By Both Parties. Each party represents and warrants to the other party that it has the full power and authority to enter into this Agreement. Each party further represents that it has not entered, nor will it enter, into any agreements that would conflict with its obligations hereunder or render it incapable of performing satisfactorily hereunder.
     4.2 By Licensor. Licensor represents and warrants to Licensee (i) that it is the sole and exclusive owner of the Software and Related Documentation, (ii) that it has the right to grant the license of the Software and Related Documentation to Licensee under this Agreement, (iii) that there are no pending or, to its knowledge, threatened, Actions (as defined in the Separation Agreement) as of the date hereof that seek to limit, cancel or challenge the validity, enforceability, ownership or use of, or Licensor’s rights in, the Software and Related Documentation, (iv) that no third party has sent Licensor any cease and desist letters relating to the Software and Related Documentation, (v) that it is not aware of any claim of infringement by a third party with respect to Licensor’s use of the Software or Related Documentation to date, (vi) that Licensee’s authorized use of such Software and Related Documentation pursuant to this Agreement shall not infringe the copyright or trade secret rights of any third party, and (vii) that, to its knowledge, no third party is infringing Licensor’s rights in the Software and Related Documentation.
     4.3 Licensor Indemnification. Licensor shall indemnify, defend and hold harmless Licensee, and each of its directors, officers, employees and agents (the “Licensee Indemnitees”) from and against any and all Indemnifiable Losses (as defined in the Separation Agreement) incurred or suffered by any of the Licensee Indemnitees and arising out of, or due to, Licensor’s breach of this Agreement or any representation, warranty, covenant or agreement hereunder.
     4.4 Licensee Indemnification. Licensee shall indemnify, defend and hold harmless Licensor, and each of its directors, officers, employees and agents (the “Licensor Indemnitees”) from and against any and all Indemnifiable Losses (as defined in the Separation Agreement) incurred or suffered by any of the Licensor Indemnitees and arising out of, or due to, Licensee’s breach of this Agreement, or any representation, warranty, covenant or agreement hereunder.
     4.5 Limitations on Licensor Liability. (a) Licensor makes no representation or warranty to Licensee that the Software or Related Documentation will meet Licensee’s requirements, that the operation of the Software will be free of errors, bugs, defects, viruses or other corruptants, or that the results obtained from the Software and the Related Documentation will be accurate, reliable, valuable or serve Licensee’s purposes.
     (b) EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, THE SOFTWARE AND RELATED DOCUMENTATION ARE LICENSED TO LICENSEE “AS IS,” AND LICENSOR DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RESPECTING THE SOFTWARE AND RELATED DOCUMENTATION, INCLUDING ALL WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, RELIABILITY OR ACCURACY. LICENSEE ASSUMES THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE AND RELATED DOCUMENTATION AND ANY RESULTS DERIVED THEREFROM.
     IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INDIRECT,

EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOST SAVINGS, LOST SALES OR BUSINESS, AND/OR LOSS DUE TO BUSINESS INTERRUPTION OR LICENSEE’S INABILITY TO USE THE SOFTWARE OR ANY COMPONENTS THEREOF OR THE RELATED DOCUMENTATION) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ON ANY THEORY, WHETHER OR NOT FORESEEABLE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.
Section 5 — CONFIDENTIALITY
     5.1 Licensee’s Obligations. Licensee acknowledges that the Software and Related Documentation may contain highly valuable trade secrets of Licensor. Therefore, Licensee agrees to maintain, safeguard and protect the highly confidential nature of the Software and Related Documentation, and shall prevent its unauthorized copying, access or use by third parties.
     5.2 Confidentiality Obligations. To the extent that either party receives any non-public, proprietary, or confidential information from the other party in the course of its performance under this Agreement, the parties agree that the confidentiality provisions of the Separation Agreement, as set forth in Section 13.04 therein, shall apply to the extent they are applicable and shall survive the termination of this Agreement.
     5.3 Use by Third Parties. Licensee may disclose Licensor’s confidential information to third parties who assist in installing or Improving the Software or Related Documentation for Licensee’s benefit, provided that (i) Licensee will first require such third parties to agree in writing to abide by the confidentiality provisions contained in this Agreement and Section 13.04 of the Separation Agreement, and (ii) Licensee will be liable hereunder for any unauthorized use or disclosure by such third parties.
Section 6 — TERM AND TERMINATION
     6.1 Term. The term of this Agreement shall commence (i) with respect to any Software requiring a license to Third Party Software, upon Licensor’s receipt of such license or written confirmation that Licensee has secured such a license, and (ii) with respect to any Software that does not require a license to Third Party Software, on the Effective Date. The term shall be perpetual unless and until termination shall occur pursuant to Section 6.2 of this Agreement.
     6.2 Termination. Licensor may terminate this Agreement at any time, upon written notice, (i) if Licensee materially breaches this Agreement and does not cure same within thirty (30) days of notice thereof, (ii) if Licensee has a trustee or receiver appointed for a substantial part of its assets, or, to the extent enforceable under the U.S. Bankruptcy Code, has instituted against it a proceeding in bankruptcy which is not dismissed within 120 days or results in an adjudication of bankruptcy, or (iii) in the event of a change of control of Licensee, a stock or asset sale of all or substantially all of the stock or assets of Licensee. Licensee may terminate this Agreement at its discretion. Upon termination of this Agreement, Licensee agrees immediately to discontinue all use of the Software, including archival and maintenance copies, and any Related Documentation, and at Licensor’s option, to destroy or return the same promptly and certify that such action was taken.
     6.3 Survival. Sections 2, 4.3, 4.4, 4.5, 5, 6.3 and Sections 8.2 through 8.15 shall survive termination or expiration of this Agreement.
Section 7 — PAYMENT
     7.1 Payment. Within ten (10) days of the execution of this Agreement, Licensee shall pay Licensor a non-refundable license fee of US$1.2 million. Payment is to be made in United States dollars to a bank account specified in writing by Licensor.
Section 8 — MISCELLANEOUS
     8.1 No Assignment. Licensee may assign this agreement in its entirety solely to Affiliates (as defined in the Separation Agreement) solely in connection with an internal reorganization. Otherwise, Licensee shall not assign, assume in bankruptcy, sell, transfer or dispose (or sublicense, except to authorized subcontractors for Licensee’s benefit, subject to Section 5 of this Agreement), in whole or in part, by operation of law, implication or otherwise (including in a bankruptcy, change of control, stock sale, or merger, whether or not Licensee is the surviving entity), its rights or obligations under this Agreement without the prior written consent of Licensor in its sole discretion. Any purported attempt by Licensee to do so shall be invalid and void ab initio. In the event of a permitted assignment, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Further, the parties hereto agree that if Licensee, directly or indirectly, acquires any additional (i) entities after the Effective Date of which Licensee, directly or indirectly, holds a majority of the legal or beneficial interest in such entities, and/or (ii) assets, businesses or lines of business after the Effective Date of which Licensee, directly or indirectly, is the majority owner of such assets, businesses or lines of business, then the license contained in Section 1.1 of this Agreement shall extend to such additional entities, subsidiaries, assets, businesses or lines of business, but in no other circumstances shall the license contained in Section 1.1 of this Agreement extend to any other entities, subsidiaries, assets, businesses or lines of business acquired, directly or indirectly, by Licensee after the Effective Date.
     8.2 Notices. All notices and communications under this Agreement shall be in writing and shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

If to Licensor, to:	Peabody Energy Corporation
701 Market Street
St. Louis, MO 63101
Attention: Alexander Schoch
Executive Vice President — Law
Fax: 314-342-3419

If to Licensee, to:	Patriot Coal Corporation
12312 Olive Boulevard
St. Louis, MO 63141
Attention: Joseph W. Bean
Senior Vice President, General Counsel & Corporate Secretary
Fax:
     Either party may, by written notice delivered to the other party in accordance with this Section 8.2, change the address to which delivery of any notice shall thereafter be made.
     8.3 Amendment and Waiver. This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.
     8.4 Entire Agreement. This Agreement, together with the Separation Agreement, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Separation Agreement with respect to the subject matter thereof, the provisions of this Agreement shall prevail to the extent of the inconsistency.
     8.5 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use commercially reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrance on an Asset of the other party necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its Group or the business thereof.
     8.6 Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     8.7 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the State of Missouri or any federal court with subject matter jurisdiction located in the City of St. Louis (and any appeals court therefrom) in the event any dispute arises out of this Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby or thereby in any court other than such courts.
     8.8 Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.
     8.9 Third Party Beneficiaries. Except as expressly provided in this Agreement or the Separation Agreement, this Agreement is solely for the benefit of the parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
     8.10 Specific Performance. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Section 8.15 of this Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any court of the United States, and (iii) enforcement of any such award of an arbitral tribunal or any court of the United States, or any other tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.
     8.11 Force Majeure. No party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation)

under this Agreement or, unless otherwise expressly provided therein, the Separation Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other party of the nature and extent of any such Force Majeure condition, and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.
     8.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
     8.13 Titles and Section Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     8.14 Relationship. The parties hereto are and shall remain independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture, or agency relationship between the parties. Neither party shall have the right to obligate or bind the other party in any manner to any third party.
     8.15 Disputes. The parties agree that the provisions of the Separation Agreement, as set forth in Section 15.15 therein, shall apply to this Agreement.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized corporate officers as of the day and year first above written.

PEABODY ENERGY CORPORATION as Licensor
By:	/s/ Richard A. Navarre
	Name:	Richard A. Navarre
	Title: Date:	Executive Vice President October 22, 2007

PATRIOT COAL CORPORATION as Licensee
By:	/s/ Richard M. Whiting
	Name:	Richard M. Whiting
	Title: Date:	Executive Vice President October 22, 2007